ARTHUR ANDERSEN


                                                         Arthur Andersen LLP
                                                         33 West Monroe Street
                                                         Chicago, IL 60603-5385





March 25, 1999


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir or Madam:


We have read Item 4 included in the Form 8-K dated March 26, 1999 of MFN Financial Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP


Copy to:

Mr. Jeffrey Weeden, Chief Financial Officer
MFN Financial Corporation